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                          SUBSIDIARIES OF THE COMPANY-EXHIBIT 21.1



                Subsidiary (1)                         State or Other Jurisdiction of Incorporation of Organization
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
American Digital Technologies, Inc                     California
BFR Co., Inc.                                          New Jersey
Chamberlain Associates, Inc.                           California
Computermart of Georgia, Inc.                          Georgia
Data Arts & Sciences, Inc.                             Massachusetts
Diversified Business Systems, Inc.                     Georgia
Epic Solutions Group, Ltd.                             Missouri
ESP Software Services, Inc.                            Minnesota
Financial Data Systems, Inc                            Washington
HC Associates International, Inc.                      Georgia
Information Systems Resources, Inc.                    Florida
Innova Solutions, Inc.                                 Texas
Jastech, Inc.                                          Ohio
Mongon Enterprises, Inc. dba Intellitron               California
Pittsburgh Business Consultants, Inc.                  Pennsylvania
TRC Computers, Inc.                                    California
United Data Processing, Inc.                           Oregon

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     (1)  All subsidiaries operate under the names listed. In addition, BFR Co.,
          Inc. conducts business as BFR Systems and Financial Data Systems, Inc. conducts business as FDSI Consulting, United Data Processing, Inc. conducts business as UDP Consulting Services.


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